EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Record Third Quarter 2018 Financial Results
EMERYVILLE, CA, October 30, 2018 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $24.8 million, or $0.36 per diluted share, and adjusted net income of $31.8 million, or $0.46 per diluted share, for its third quarter ended September 30, 2018. This compares with GAAP net income of $25.2 million, or $0.37 per diluted share, and adjusted net income of $27.4 million, or $0.40 per diluted share in the second quarter ended June 30, 2018. In the third quarter of 2017, the company reported GAAP net income of $12.3 million, or $0.20 per diluted share, and adjusted net income of $12.6 million, or $0.20 per diluted share. The non-GAAP financial measures adjusted net income, adjusted net income per share and adjusted return-on-equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" below.

Bradley Shuster, Chairman and CEO of National MI, said, "National MI delivered record third quarter financial results, including record new insurance written of $7.4 billion, record net premiums earned of $65.4 million, record adjusted net income of $31.8 million, and record adjusted return-on-equity of 19.7%. We continued to grow our high-quality insured portfolio at an industry-leading rate and achieved broad success with Rate GPS, our granular risk selection and pricing engine. Customers have quickly recognized the value that Rate GPS offers them and their borrowers, and we have seen an immediate benefit in the credit quality and volume of new business coming through the platform. Rate GPS, along with our industry-leading individual risk underwriting approach and our comprehensive reinsurance program, provides us with what we believe is the most robust risk management framework in our industry."

•	As of September 30, 2018, the company had primary insurance-in-force of $63.5 billion, up 9% from $58.1 billion at the prior quarter end and up 47% over $43.3 billion as of September 30, 2017.

•
Net premiums earned for the quarter were $65.4 million, including $2.6 million attributable to cancellation of single premium policies, which compares with $61.6 million, including $3.1 million related to cancellations, in the prior quarter. Net premiums earned in the third quarter of 2018 were up 47% over net premiums earned of $44.5 million in the same quarter a year ago, which included $4.3 million related to cancellations.

•
Total underwriting and operating expenses in the third quarter were $30.4 million, including approximately $1.9 million of fees and expenses related to the recently completed Insurance-Linked Notes transaction. This compares with total underwriting and operating expense of $29.0 million in the prior quarter, which included approximately $0.7 million of fees and expenses related to the issuance of the Insurance-Linked Notes, and $24.6 million in the same quarter a year ago.

•
At quarter-end, cash and investments were $893 million and shareholders’ equity was $660 million, equal to $9.96 per share. Return on equity for the quarter was 15.4% and adjusted return on equity was 19.7%.

•	At quarter-end, the company had total PMIERs available assets of $702 million, which compares with risk-based required assets under PMIERs of $399 million.

Adjusted net income and adjusted net income per diluted share for the quarters presented exclude the impact of periodic capital markets transaction costs, changes in the fair value of our warrant liability and realized gains or losses from our investment portfolio. In the third quarter of 2018, adjusted net income and adjusted net income per diluted share exclude costs of $1.9 million related to the issuance of Insurance-Linked Notes in July 2018, as well as a pre-tax loss of $5.5 million related to the change in fair value of the company’s warrant liability and pre-tax net realized investment losses of $8 thousand.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	9/30/2018	6/30/2018	9/30/2017	Q/Q	Y/Y
Primary Insurance-in-Force ($billions)	$63.5	$58.1	$43.3	9%	47%
New Insurance Written - NIW ($billions)
Monthly premium	6.7	5.7	4.8	17%	38%
Single premium	0.7	0.8	1.3	(14)%	(46)%
Total	7.4	6.5	6.1	13%	20%

Premiums Earned ($millions)	65.4	61.6	44.5	6%	47%
Underwriting & Operating Expense ($millions)	30.4	29.0	24.6	5%	23%
Loss Expense ($millions)	1.1	0.6	1.0	71%	15%
Loss Ratio	1.7%	1.0%	2.1%
Cash & Investments ($millions)	$892.6	$854.7	$713.4	4%	25%
Book Equity ($millions)	660.5	629.6	511.0	5%	29%
Book Value per Share	9.96	9.58	8.53	4%	17%
(1) Percentages may not be recalculated based on the rounded figures presented in the table.
Conference Call and Webcast Details
The company will hold a conference call and live webcast at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The call also can be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 for international callers using Conference ID: 1297249, or by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in the business practices of Fannie Mae and Freddie Mac (collectively, the GSEs), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (PMIERs) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including public mortgage insurers such as the Federal Housing Administration and the Veterans Administration and potential market entry by new competitors or consolidation of existing competitors; developments in the world's financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and

EXHIBIT 99.1

implementation by regulators; changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from recent natural disasters, including, with respect to the affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; our ability to utilize our net operating loss carryforwards, which could be limited or eliminated in various ways, including if we experience an ownership change as defined in Section 382 of the Internal Revenue Code; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform as expected; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017 and in Item IA of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures

We believe that use of the non-GAAP measures of adjusted pre-tax income, adjusted net income, adjusted net income per share and adjusted return-on-equity facilitate the evaluation of our fundamental financial performance, thereby providing relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been established in order to increase transparency for the purposes of evaluating our fundamental operating trends and enabling more meaningful comparisons with our peers.

Adjusted pre-tax income is defined as GAAP income before tax, excluding the effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.

Adjusted net income is defined as GAAP net income excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted net income per diluted share is calculated in a manner consistent with the accounting standard regarding earnings per share by dividing (i) adjusted net income by (ii) diluted weighted average common shares outstanding, which includes shares of common stock outstanding and common stock equivalents that would be issuable upon (i) the vesting of service based RSUs and (ii) exercise of vested and unvested stock options and outstanding warrants.

Adjusted return-on-equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders’ equity for the period.

Although adjusted pre-tax income and adjusted net income exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items are: (1) not viewed as part of the operating performance of our primary activities; or (2) impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These

EXHIBIT 99.1

adjustments, along with the reasons for their treatment, are described below. Trends in the profitability of our fundamental operating activities can be more clearly identified by adjusting for fluctuations in these items. Other companies may calculate these measures differently. Therefore, their measures may not be comparable to those used by us.

(1)
Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statements of operations in the period in which the change occurred. The change in the fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors which may not impact or reflect our current period operating results. Trends in our operating performance can be more clearly identified without the fluctuations of the change in fair value of our warrant liability.

(2)
Capital markets transaction costs. Capital markets transaction costs result from discretionary activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions.

(3)
Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing of specific securities sold is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile and overall market cycles.

(4)
Infrequent or unusual non-operating items. Income Statement items occurring separately from operating earnings that are not expected to recur in the future. They are the result of unforeseen or uncommon events.  Exclusion of these items provides clarity about the impact of special or rare circumstances on current financial performance. An example is income tax expense adjustments due to a re-measurement of the net deferred tax assets in connection with tax reform, which are non-recurring in nature and are not part of our primary operating activities.  We did not adjust for any infrequent or unusual non-operating items to calculate the non-GAAP measures presented in this release.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
Revenues	(In Thousands, except for per share data)
Net premiums earned	$65,407	$44,519	$181,936	$115,661
Net investment income	6,277	4,170	16,586	11,885
Net realized investment (losses) gains	(8)	69	51	198
Other revenues	85	195	193	461
Total revenues	71,761	48,953	198,766	128,205
Expenses
Insurance claims and claim expenses	1,099	957	3,311	2,965
Underwriting and operating expenses	30,379	24,645	87,852	78,682
Total expenses	31,478	25,602	91,163	81,647
Other expense
Loss from change in fair value of warrant liability	(5,464)	(502)	(4,935)	(679)
Interest expense	(2,972)	(3,352)	(11,951)	(10,146)
Total other expense	(8,436)	(3,854)	(16,886)	(10,825)

Income before income taxes	31,847	19,497	90,717	35,733
Income tax expense	7,036	7,185	18,310	11,917
Net income	$24,811	$12,312	$72,407	$23,816

Earnings per share
Basic	$0.38	$0.21	$1.12	$0.40
Diluted	$0.36	$0.20	$1.07	$0.38

Weighted average common shares outstanding
Basic	65,948	59,884	64,584	59,680
Diluted	68,844	63,089	67,512	62,773

Loss Ratio(1)	1.7%	2.1%	1.8%	2.6%
Expense Ratio(2)	46.4%	55.4%	48.3%	68.0%
Combined ratio	48.1%	57.5%	50.1%	70.6%

Net income	$24,811	$12,312	$72,407	$23,816
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) in accumulated other comprehensive income, net of tax (benefit) expense of ($337) and $366 for the three months ended September 30, 2018 and 2017, respectively, and ($3,676) and $2,439 for the nine months ended September 30, 2018 and 2017	(1,267)	768	(13,828)	4,786
Reclassification adjustment for realized losses (gains) included in net income, net of tax expense (benefit) of ($2) and $24 for the three months ended September 30, 2018 and 2017, respectively, and ($27) and $69 for the nine months ended September 30, 2018 and 2017	7	(45)	102	(129)
Other comprehensive (loss) income, net of tax	(1,260)	723	(13,726)	4,657
Comprehensive income	$23,551	$13,035	$58,681	$28,473
(1) Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.
(2) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets	September 30, 2018	December 31, 2017
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $889,794 and $713,859 as of September 30, 2018 and December 31, 2017, respectively)	$874,435	$715,875
Cash and cash equivalents (including restricted cash of $1,406 and $0 as of September 30, 2018 and December 31, 2017, respectively)	18,187	19,196
Premiums receivable	34,675	25,179
Accrued investment income	5,881	4,212
Prepaid expenses	3,131	2,151
Deferred policy acquisition costs, net	44,437	37,925
Software and equipment, net	22,887	22,802
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	33,058	40,250
Deferred tax asset, net	6,880	19,929
Other assets	5,276	3,695
Total assets	$1,052,481	$894,848

Liabilities
Term loan	$147,009	$143,882
Unearned premiums	162,893	163,166
Accounts payable and accrued expenses	27,134	23,364
Reserve for insurance claims and claim expenses	10,908	8,761
Reinsurance funds withheld	28,953	34,102
Deferred ceding commission	4,161	5,024
Warrant liability, at fair value	10,930	7,472
Total liabilities	391,988	385,771
Commitments and contingencies

Shareholders' equity
Common stock - class A shares, $0.01 par value; 66,285,847 and 60,517,512 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively (250,000,000 shares authorized)	663	605
Additional paid-in capital	678,165	585,488
Accumulated other comprehensive loss, net of tax	(16,303)	(2,859)
Accumulated deficit	(2,032)	(74,157)
Total shareholders' equity	660,493	509,077
Total liabilities and shareholders' equity	$1,052,481	$894,848

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended	Quarter ended	Quarter ended
	9/30/2018	6/30/2018	9/30/2017
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$65,407	$61,615	$44,519
Net investment income	6,277	5,735	4,170
Net realized investment (losses) gains	(8)	59	69
Other revenues	85	44	195
Total revenues	71,761	67,453	48,953
Expenses
Insurance claims and claims expenses	1,099	643	957
Underwriting and operating expenses	30,379	29,020	24,645
Total expenses	31,478	29,663	25,602
Other Expense
(Loss) gain from change in fair value of warrant liability	(5,464)	109	(502)
Interest expense	(2,972)	(5,560)	(3,352)
Total other expense	(8,436)	(5,451)	(3,854)

Income before income taxes	31,847	32,339	19,497
Income tax expense	7,036	7,098	7,185
Net income	$24,811	$25,241	$12,312

Adjustments:
Net realized investment losses (gains)	8	(59)	(69)
Loss (gain) from change in fair value of warrant liability	5,464	(109)	502
Capital markets transaction costs	1,871	2,921	—
Adjusted income before income taxes	39,190	35,092	19,930

Income tax expense (benefit) on adjustments	395	578	152
Adjusted net income	$31,759	$27,416	$12,593

Weighted average diluted shares outstanding	68,844	68,616	63,089

Diluted EPS - Reported	$0.36	$0.37	$0.20
Diluted EPS - Adjusted	$0.46	$0.40	$0.20

Return on Equity - Reported	15.4%	16.4%	9.8%
Return on Equity - Adjusted	19.7%	17.8%	10.0%

EXHIBIT 99.1

Historical Quarterly Data	2018			2017
	September 30	June 30	March 31	December 31	September 30	June 30
Revenues	(In Thousands, except for per share data)
Net premiums earned	$65,407	$61,615	$54,914	$50,079	$44,519	$37,917
Net investment income	6,277	5,735	4,574	4,388	4,170	3,908
Net realized investment (losses) gains	(8)	59	—	9	69	188
Other revenues	85	44	64	62	195	185
Total revenues	71,761	67,453	59,552	54,538	48,953	42,198
Expenses
Insurance claims and claim expenses	1,099	643	1,569	2,374	957	1,373
Underwriting and operating expenses	30,379	29,020	28,453	28,297	24,645	28,048
Total expenses	31,478	29,663	30,022	30,671	25,602	29,421

Other expense (1)	(8,436)	(5,451)	(2,999)	(6,808)	(3,854)	(3,281)

Income before income taxes	31,847	32,339	26,531	17,059	19,497	9,496
Income tax expense	7,036	7,098	4,176	18,825	7,185	3,484
Net income	$24,811	$25,241	$22,355	$(1,766)	$12,312	$6,012

Earnings per share
Basic	$0.38	$0.38	$0.36	$(0.03)	$0.21	$0.10
Diluted	$0.36	$0.37	$0.34	$(0.03)	$0.20	$0.10

Weighted average common shares outstanding
Basic	65,948	65,664	62,099	60,219	59,884	59,823
Diluted	68,844	68,616	65,697	60,219	63,089	63,010

Other data
Loss Ratio (2)	1.7%	1.0%	2.9%	4.7%	2.1%	3.6%
Expense Ratio (3)	46.4%	47.1%	51.8%	56.5%	55.4%	74.0%
Combined ratio	48.1%	48.1%	54.7%	61.2%	57.5%	77.6%
(1) Other expense includes the gain from change in fair value of warrant liability and interest expense.
(2) Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.
(3) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(In Millions)
Monthly	$6,675	$5,711	$5,441	$5,736	$4,833	$4,099
Single	686	802	1,019	1,140	1,282	938
Primary	$7,361	$6,513	$6,460	$6,876	$6,115	$5,037

Primary and pool IIF	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(In Millions)
Monthly	$46,967	$41,843	$37,574	$33,268	$28,707	$24,865
Single	16,560	16,246	15,860	15,197	14,552	13,764
Primary	63,527	58,089	53,434	48,465	43,259	38,629

Pool	2,974	3,064	3,153	3,233	3,330	3,447
Total	$66,501	$61,153	$56,587	$51,698	$46,589	$42,076

The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction and 2018 QSR Transaction, and collectively, the QSR Transactions) for the periods indicated.

	As of and for the three months ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
			(In Thousands)
Ceded risk-in-force	$3,960,461	$3,606,928	$3,304,335	$2,983,353	$2,682,982	$2,403,027
Ceded premiums written	(16,546)	(15,318)	(14,525)	(15,233)	(14,389)	(12,034)
Ceded premiums earned	(19,286)	(18,077)	(16,218)	(14,898)	(13,393)	(11,463)
Ceded claims and claims expenses	337	173	543	800	277	342
Ceding commission written	3,320	3,064	2,905	3,047	2,878	2,407
Ceding commission earned	3,814	3,536	3,151	2,885	2,581	2,275
Profit commission	11,272	10,707	9,201	8,139	7,758	6,536

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

EXHIBIT 99.1

Primary portfolio trends	As of and for the three months ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	($ Values In Millions)
New insurance written	$7,361	$6,513	$6,460	$6,876	$6,115
New risk written	1,883	1,647	1,580	1,665	1,496
Insurance in force (IIF) (1)	63,527	58,089	53,434	48,465	43,259
Risk in force (1)	15,744	14,308	13,085	11,843	10,572
Policies in force (count) (1)	262,485	241,993	223,263	202,351	180,089
Average loan size (1)	$0.242	$0.240	$0.239	$0.240	$0.240
Average coverage (2)	24.8%	24.6%	24.5%	24.4%	24.4%
Loans in default (count)	746	768	1,000	928	350
Percentage of loans in default	0.3%	0.3%	0.5%	0.5%	0.2%
Risk in force on defaulted loans	$42	$43	$57	$53	$19
Average premium yield (3)	0.43%	0.44%	0.43%	0.44%	0.43%
Earnings from cancellations	$2.6	$3.1	$2.8	$4.2	$4.3
Annual persistency (4)	86.1%	85.5%	85.7%	86.1%	85.1%
Quarterly run-off (5)	3.3%	3.5%	3.1%	3.9%	3.8%

(1)	Reported as of the end of the period.

(2)	Calculated as end of period risk in force (RIF) divided by IIF.

(3)	Calculated as net primary and pool premiums earned, net of reinsurance, divided by average gross primary IIF for the period, annualized.

(4)	Defined as the percentage of IIF that remains on our books after any 12-month period.

(5)	Defined as the percentage of IIF that are no longer on our books after any 3-month period
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	September 30, 2018	June 30, 2018	September 30, 2017
	($ In Millions)
>= 760	$3,191	$2,807	$2,806
740-759	1,228	1,129	934
720-739	1,095	964	807
700-719	878	747	697
680-699	632	469	456
<=679	337	397	415
Total	$7,361	$6,513	$6,115
Weighted average FICO	747	747	747

Primary NIW by LTV	For the three months ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(In Millions)
95.01% and above	$676	$971	$722
90.01% to 95.00%	3,553	2,932	2,714
85.01% to 90.00%	2,373	1,888	1,765
85.00% and below	759	722	914
Total	$7,361	$6,513	$6,115
Weighted average LTV	92.5%	92.7%	92.3%

EXHIBIT 99.1

Primary NIW by purchase/refinance mix	For the three months ended
	September 30, 2018		June 30, 2018	September 30, 2017
	(In Millions)
Purchase	$7,022	338,930	$6,137	$5,387
Refinance	339		376	728
Total	$7,361		$6,513	$6,115
The table below presents a summary of our primary IIF and RIF by book year as of the dates indicated.

Primary IIF and RIF	As of September 30, 2018
	IIF	RIF
	(In Millions)
September 30, 2018	$19,804	$4,980
2017	19,317	4,731
2016	16,086	3,948
2015	7,144	1,790
2014	1,145	288
2013	31	7
Total	$63,527	$15,744
The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	September 30, 2018	June 30, 2018	September 30, 2017
	(In Millions)
>= 760	$29,627	$27,311	$21,329
740-759	10,386	9,460	6,983
720-739	8,566	7,722	5,547
700-719	7,008	6,355	4,505
680-699	4,655	4,174	2,942
<=679	3,285	3,067	1,953
Total	$63,527	$58,089	$43,259

Primary RIF by FICO	As of
	September 30, 2018	June 30, 2018	September 30, 2017
	(In Millions)
>= 760	$7,361	$6,758	$5,251
740-759	2,592	2,344	1,713
720-739	2,131	1,905	1,349
700-719	1,732	1,558	1,092
680-699	1,145	1,016	707
<=679	783	727	460
Total	$15,744	$14,308	$10,572

EXHIBIT 99.1

Primary IIF by LTV	As of
	September 30, 2018	June 30, 2018	September 30, 2017
	(In Millions)
95.01% and above	$6,309	$5,747	$3,038
90.01% to 95.00%	28,879	26,119	19,562
85.01% to 90.00%	19,074	17,319	13,437
85.00% and below	9,265	8,904	7,222
Total	$63,527	$58,089	$43,259

Primary RIF by LTV	As of
	September 30, 2018	June 30, 2018	September 30, 2017
	(In Millions)
95.01% and above	$1,670	$1,522	$822
90.01% to 95.00%	8,416	7,610	5,722
85.01% to 90.00%	4,590	4,154	3,205
85.00% and below	1,068	1,022	823
Total	$15,744	$14,308	$10,572

Primary RIF by Loan Type	As of
	September 30, 2018	June 30, 2018	September 30, 2017

Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(In Millions)
IIF, beginning of period	$58,089	$53,434	$38,629
NIW	7,361	6,513	6,115
Cancellations and other reductions	(1,923)	(1,858)	(1,485)
IIF, end of period	$63,527	$58,089	$43,259

EXHIBIT 99.1

Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	September 30, 2018	June 30, 2018	September 30, 2017
California	13.3%	13.4%	13.6%
Texas	8.1	8.0	7.6
Arizona	5.0	5.0	4.4
Florida	4.9	4.7	4.3
Virginia	4.9	5.0	5.6
Michigan	3.7	3.7	3.7
Pennsylvania	3.6	3.6	3.6
Colorado	3.4	3.5	3.8
Illinois	3.3	3.3	3.4
Utah	3.2	3.3	3.6
Total	53.4%	53.5%	53.6%
The following table shows portfolio data by book year, as of September 30, 2018.

	As of September 30, 2018
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative default rate (2)
	($ Values in Millions)
2013	$162	$31	19%	655	166	—	1	0.2%	0.2%
2014	3,451	1,145	33%	14,786	5,944	53	23	3.6%	0.5%
2015	12,422	7,144	58%	52,548	33,093	197	47	2.9%	0.5%
2016	21,187	16,086	76%	83,626	66,849	248	25	2.0%	0.3%
2017	21,582	19,317	90%	85,897	79,147	215	2	2.3%	0.3%
2018	20,334	19,804	97%	78,829	77,286	33	—	0.8%	—%
Total	$79,138	$63,527		316,341	262,485	746	98

(1)	The ratio of claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.

(2)	The sum of claims paid ever to date and notices of default as of the end of the period divided by policies ever in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claims expenses:

	For the three months ended		For the nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

	(In Thousands)
Beginning balance	$10,601	$5,048	$8,761	$3,001
Less reinsurance recoverables (1)	(2,382)	(899)	(1,902)	(297)
Beginning balance, net of reinsurance recoverables	8,219	4,149	6,859	2,704

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	1,938	1,215	5,090	3,546
Prior years (3)	(839)	(258)	(1,779)	(581)
Total claims and claims expenses incurred	1,099	957	3,311	2,965

Less claims paid:
Claims and claim expenses paid:
Current year (2)	37	—	37	—
Prior years (3)	890	157	1,742	720
Total claims and claim expenses paid	927	157	1,779	720

Reserve at end of period, net of reinsurance recoverables	8,391	4,949	8,391	4,949
Add reinsurance recoverables (1)	2,517	1,174	2,517	1,174
Ending balance	$10,908	$6,123	$10,908	$6,123
(1) Related to ceded losses recoverable under the QSR Transactions, included in "Other Assets" on the Condensed Consolidated Balance Sheets.
(2) Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, that default would be included in the current year.
(3) Related to insured loans with defaults occurring in prior years, which have been continuously in default since that time.
The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Beginning default inventory	768	249	928	179
Plus: new defaults	380	208	1,080	479
Less: cures	(378)	(103)	(1,203)	(292)
Less: claims paid	(24)	(4)	(59)	(16)
Ending default inventory	746	350	746	350

EXHIBIT 99.1

The following table provides details of our claims paid, before giving effect to claims ceded under the 2016 QSR Transaction, for the periods indicated. No claims paid were ceded under the 2018 QSR Transaction during the periods indicated.

	For the three months ended		For the nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(In Thousands)
Number of claims paid (1)	24	4	59	16
Total amount paid for claims	$1,128	$160	$2,217	$731
Average amount paid per claim (2)	$49	$40	$41	$46
Severity(3)	80%	73%	76%	83%
(1) Count includes claims settled without payment.
(2) Calculation is net of claims settled without payment.
(3) Severity represents the total amount of claims paid divided by the related RIF on the loan at the time the claim is perfected.
The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of September 30, 2018	As of September 30, 2017
	(In Thousands)
Case (1)	$14	$16
IBNR	1	1
Total	$15	$17

(1) Defined as the gross reserve per insured loan in default.
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	September 30, 2018	June 30, 2018	September 30, 2017
	(In Thousands)
Available assets	$702,020	$653,080	$495,182
Risk-based required assets	398,975	587,235	356,207